Exhibit (d)(2)

Execution Copy

AMENDMENT

TO

INVESTMENT AGREEMENT

Amendment, dated as of March 24, 2011 (the “Amendment”), to the Investment Agreement, dated as of February 23, 2011 (the “Investment Agreement”), by and among Piedmont Community Bank Holdings, Inc., a Delaware corporation (“Investor”), Crescent Financial Corporation, a North Carolina corporation (the “Company”) and Crescent State Bank, a North Carolina state bank and a wholly-owned banking subsidiary of the Company (the “Bank”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them by the Investment Agreement.

WHEREAS, Investor, the Company and the Bank have entered into the Investment Agreement, pursuant to which Investor intends to make an investment in the Company; and

WHEREAS, the Parties desire to amend certain provisions of the Investment Agreement as more particularly described herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Section 5.1(a) of the Investment Agreement is hereby amended by deleting the phrase “within thirty (30) days of the date hereof” in the third sentence and replacing it with “in no event later than April 15, 2011”.

2. Section 5.1(b) of the Investment Agreement is hereby amended by deleting the phrase “thirty (30) days after the date hereof” in the first sentence and replacing it with “March 30, 2011”.

3. The Parties acknowledge and agree that the amendments to the Investment Agreement set forth in this Amendment shall be effective upon the execution of this Amendment. Except as expressly amended hereby, the Investment Agreement shall continue in full force and effect in accordance with the terms hereof.

4. Binding Agreement. This Amendment shall be binding upon, inure to the benefit of, and be enforceable by and against the Parties hereto and their respective successors and permitted assigns.

5. Third-Party Beneficiaries. Nothing expressed by or mentioned in this Amendment is intended or shall be construed to give any person, other than the Parties hereto, and their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Amendment or any provision herein contained, it being intended that this Amendment and all the provisions hereof are for the sole and exclusive benefit of the Parties hereto, and their respective successors and permitted assigns.

6. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina applicable to agreements made and wholly performed in such State.

7. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS AMENDMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

8. Counterparts. This Amendment and any amendments hereto may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile will be effective as delivery of a manually executed counterpart of this Amendment.

9. Severability. If any provision of this Amendment shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties hereto, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Amendment to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

PIEDMONT COMMUNITY BANK HOLDINGS, INC.

By:	/s/ Scott Custer
	Name:	Scott Custer
	Title:	Chief Executive Officer

CRESCENT FINANCIAL CORPORATION

By:	/s/ Michael G. Carlton
	Name:	Michael G. Carlton
	Title:	President and Chief Executive Officer

CRESCENT STATE BANK

By:	/s/ Michael G. Carlton
	Name:	Michael G. Carlton
	Title:	President and Chief Executive Officer

[Signature Page to Amendment to Investment Agreement]